As filed with the Securities and Exchange Commission on May 17, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACV Auctions Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-2415221
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

640 Ellicott Street, #321

Buffalo, New York 14203

(800) 553-4070

(Address of principal executive offices, including zip code)

ACV Auctions Inc. 2015 Long-Term Incentive Plan

(Full title of the plan)

George Chamoun

Chief Executive Officer

ACV Auctions Inc.

640 Ellicott Street, #321

Buffalo, New York 14203

(800) 553-4070

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Nicole Brookshire Alan Hambelton Shauna Bracher Trey Reilly Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6000	William Zerella Chief Financial Officer ACV Auctions Inc. 640 Ellicott Street, #321 Buffalo, New York 14203 (800) 553-4070

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, $0.001 par value per share(3)	1,218,752	$27.56	$33,588,805.12	$3,654.54

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the terms and conditions of the equity plan grants pursuant to which such shares were issued by the Registrant set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Class A common stock.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices of the Registrant’s Class A common stock on May 14, 2021 as reported on the Nasdaq Global Select Market.

(3)

Represents 1,218,752 shares of common stock under the ACV Auctions Inc. 2015 Long-Term Incentive Plan (the “2015 Plan”) issued to certain current and former employees of the Registrant upon exercise of equity plan grants.

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of ACV Auctions Inc. (“us”, “we” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are employees or former employees of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

ACV AUCTIONS INC.

1,218,752 Shares of Class A Common Stock

This prospectus relates to 1,218,752 shares of Class A common stock, par value $0.001 per share (the “Shares”), of ACV Auctions Inc., which may be offered from time to time by certain stockholders that are our employees or former employees (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to our 2015 Long-Term Incentive Plan.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ACVA.” On May 14, 2021, the last reported sale price of our Class A common stock was $28.45 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2021

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

“ACV Auctions,” the ACV logo, “True360” and our other registered and common law trade names, trademarks and service marks are the property of ACV Auctions Inc. or our subsidiaries. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” “ACV,” refer to ACV Auctions Inc. and its subsidiaries.

i

THE COMPANY

ACV Auctions Inc.

We provide a vibrant digital marketplace for wholesale vehicle transactions and data services that offer transparent and accurate vehicle information to our customers. Our platform leverages data insights and technology to power our digital marketplace and data services, enabling our dealers and commercial partners to buy, sell, and value vehicles with confidence and efficiency. We strive to solve the challenges that the used automotive industry has faced for generations and provide powerful technology-enabled capabilities to our dealers and commercial partners who fulfill a critical role in the automotive ecosystem. Since inception, we have facilitated over 750,000 wholesale transactions between over 21,000 of our dealers and commercial partners. We help dealers source and manage inventory and accurately price their vehicles as well as process payments, transfer titles and manage arbitrations, and finance and transport vehicles. Since first going live with our offering in 2015, we have expanded from our first territory in Buffalo, New York to 125 territories, covering a substantial majority of all dealer locations within the continental United States.

Corporate Information

We were incorporated in Delaware in December 2014. Our principal executive offices are located at 640 Ellicott Street, #321, Buffalo, New York 14203, and our telephone number is (800) 553-4070. Our website address is www.acvauctions.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase our Class A common stock.

RISK FACTORS

An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Class A common stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our most recent Quarterly Report on Form 10-Q (File No. 001-40256), filed with the Securities and Exchange Commission on May 13, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our expectations regarding our revenue, operating expenses and other operating results, including our key metrics;

•	our ability to effectively manage our growth;

•	our ability to grow the number of Marketplace Participants on our platform;

•	our ability to acquire new customers and successfully retain existing customers and capture a greater share of wholesale transactions from our existing customers;

•	our ability to increase usage of our platform and generate revenue from our value-added services;

•	anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;

•	our ability to achieve or sustain our profitability;

•	future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

•	the costs and success of our marketing efforts, and our ability to promote our brand;

•	our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

•	our ability to obtain, maintain, protect and enforce our intellectual property rights and any costs associated therewith;

•	the effect of COVID-19 or other public health crises on our business and the global economy;

•	our ability to compete effectively with existing competitors and new market entrants;

•	our ability to expand internationally;

•	our ability to identify and complete acquisitions that complement and expand our reach and platform;

•

our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and other jurisdictions where we elect to do business; and

•	the growth rates of the markets in which we compete.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus or the documents incorporated by reference herein.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and the documents incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus, or incorporated by reference to reflect events or circumstances after the date of this prospectus or to reflect new information, actual results, revised expectations or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of May 7, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 1,218,752 outstanding Shares acquired by certain of our employees and former employees upon the exercise of equity plan grants between September 25, 2015 and February 24, 2021. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 7, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock prior to this offering on 19,032,500 shares of Class A common stock and 135,497,249 shares of Class B common stock outstanding as of May 7, 2021, unless otherwise noted.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o ACV Auctions Inc., 640 Ellicott Street, #321, Buffalo, New York 14203.

	Beneficial Ownership Prior to the Offering				Shares of Class A Common Stock Being Offered(1)	Beneficial Ownership After the Offering(2)
	Class A Common Stock		Class B Common Stock			Class A Common Stock		Class B Common Stock
Selling Stockholder	Shares	%	Shares	%		Shares	%	Shares	%
George Chamoun(3)	–	–	6,203,226	4.6%	506,517	–	–	5,696,709	4.2%
Vikas Mehta(4)	–	–	725,603	*	154,817	–	–	570,786	*
Named Selling Stockholders(5)	–	–	2,325,552	1.7	170,173	–	–	2,155,379	1.6
Other Selling Stockholders(6)	–	–	2,195,992	1.6	387,245	–	–	1,808,747	1.3

*	Represents beneficial ownership of less than 1%.
(1)

Reflects shares of our Class A common stock offered under this prospectus, consisting of shares of Class A common stock issuable upon conversion of outstanding shares of Class B common stock that were issued pursuant to the ACV Auctions Inc. 2015 Long-Term Incentive Plan.

(2)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.

(3)

Consists of (a) zero shares of Class A common stock held by Mr. Chamoun, (b) 4,350,496 shares of Class B common stock held by Mr. Chamoun and (c) 1,852,730 shares of Class B Common Stock issuable upon the exercise of options held by Mr. Chamoun exercisable within 60 days of May 7, 2021.

(4)

Consists of (a) zero shares of Class A common stock held by Mr. Mehta, (b) 640,186 shares of Class B common stock held by Mr. Mehta and (c) 85,417 shares of Class B Common Stock issuable upon the exercise of options held by Mr. Mehta exercisable within 60 days of May 7, 2021.

(5)

Includes the following five named non-affiliate persons, each of whom holds at least 100,000 Shares: Daniel Magnuszewski, Matthew George, Joseph Peacock, Timothy Poulsen, and Katharine Clegg. Daniel Magnuszewski beneficially owns more than 1% of our capital stock.

(6)

Includes 477 unnamed non-affiliate persons, each of whom holds less than 100,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our capital stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of ACV Auctions Inc. at December 31, 2020 and 2019, and for the years then ended, incorporated by reference into this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

The Registrant’s Prospectus filed on March 24, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-253617), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•	The Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2021 (File No. 001-40256).

•	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2021 (File No. 001-40256).

•

The description of the Registrant’s common stock which is contained in a registration statement on Form  8-A filed on March 19, 2021 (File No. 001-40256) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.acvauctions.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to ACV Auctions Inc., Attention: Chief Legal Officer, 640 Ellicott Street, #321, Buffalo, New York 14203, (800) 553-4070.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

The Registrant’s Prospectus filed on March 24, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-253617), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•	The Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2021 (File No. 001-40256).

•	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2021 (File No. 001-40256).

•

The description of the Registrant’s common stock which is contained in a registration statement on Form  8-A filed on March 19, 2021 (File No. 001-40256) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The Registrant’s amended and restated certificate of incorporation contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors are not personally liable to it or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the DGCL.

In addition, the Registrant’s amended and restated bylaws provide that it will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of its directors or officers or is or was serving at its request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws provide that it may indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of its employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that the Registrant has entered into or will enter into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees or other agents or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by it to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-40256	3.1	March 26, 2021

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	001-40256	3.2	March 26, 2021

4.3	Form of Class A common stock certificate of the Registrant.	S-1/A	333-253617	4.1	March 15, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	ACV Auctions Inc. 2015 Long-Term Incentive Plan and forms of agreement thereunder, as amended March 11, 2021.	S-1/A	333-253617	10.2	March 15, 2021

*	Filed herewith.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on May 17, 2021.

ACV AUCTIONS INC.

By:	/s/ George Chamoun
George Chamoun
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Chamoun and William Zerella, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Chamoun George Chamoun	Chief Executive Officer (Principal Executive Officer)	May 17, 2021

/s/ William Zerella William Zerella	Chief Financial Officer (Principal Financial and Accounting Officer)	May 17, 2021

/s/ Kirsten Castillo Kirsten Castillo	Director	May 17, 2021

/s/ Robert P. Goodman Robert P. Goodman	Director	May 17, 2021

/s/ Brian Hirsch Brian Hirsch	Director	May 17, 2021

/s/ René F. Jones René F. Jones	Director	May 17, 2021

/s/ Eileen A. Kamerick Eileen A. Kamerick	Director	May 17, 2021

/s/ Brian Radecki Brian Radecki	Director	May 17, 2021